UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2015

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 16, 2015, Jacobs Engineering Group Inc. (the “Company”) entered into a separation agreement (“Separation Agreement”) with Santo Rizzuto, Executive Vice President, Operations, in connection with Mr. Rizzuto’s previously announced departure. The Separation Agreement provides that Mr. Rizzuto’s employment will terminate on December 31, 2015 (the “Separation Date”).

Subject to Mr. Rizzuto’s nonrevocation of the Separation Agreement, as consideration for entering into the Separation Agreement (which contains a release of claims against the Company and certain related parties), Mr. Rizzuto is entitled to receive a lump sum payment equal to one year of his base salary within fifteen days after the Separation Date. The Separation Agreement contains customary restrictive covenants, including restrictions on disclosing sensitive information regarding the Company’s business and customers and soliciting customers of the Company, in each case, for one year following the Separation Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Separation Agreement with Santo Rizzuto dated October 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2015

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President
and Chief Financial Officer

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